Exhibit 99.1: Peoples Financial Corporation Press Release Dated May 11, 2022

FOR IMMEDIATE RELEASE

For more information, contact:

Chevis C. Swetman, President and CEO

228-435-8205

cswetman@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS

RESULTS FOR THE FIRST QUARTER OF 2022

BILOXI, MS (May 11, 2022) — Peoples Financial Corporation (the “Company”)(OTCQX Best Market: PFBX), parent of The Peoples Bank, announced earnings for the first quarter ending March 31, 2022.

First Quarter Earnings

Net income for the first quarter of 2022 was $887,000 compared to net income of $4,330,000 for the first quarter of 2021. The earnings per weighted average common share for the first quarter of 2022 were $0.19 compared to earnings per weighted average common share of $0.89 for the first quarter of 2021. Per share figures are based on weighted average common shares outstanding of 4,678,186 and 4,878,557 for the first quarters 2022 and 2021, respectively.

Earnings for the first quarter of 2021 included a reduction in the allowance for loan losses of $4,853,000. This reduction was the result of a recovery of $4,510,000 due to a previously charged off loan. Results for 2021 also included the cost of $1,125,000 relating to the settlement of a lawsuit.

Impairment of Investment

The Company completed its review (the “Review”) of accounting related to the application of accounting principles generally accepted in the United States of America (“GAAP”) that was previously announced in the Current Report Form 8-K originally filed on April 25, 2022, and amended on April 26, 2022. As announced previously, the Review focused on the accounting for a limited partnership investment (the “Investment”) in a Low Income Housing Tax Credit entity (the “LIHTC Entity”) that is held by the Company separate from its investment in its wholly owned bank subsidiary, The Peoples Bank, Biloxi, Mississippi. As a result of the Review, the Company concluded that its accounting for the Investment under GAAP according to “Accounting Standards Codification (‘ASC’)” 323, Equity Method and Joint Ventures (the “Accounting Guidance”), through the application of the equity method should have also included a periodic evaluation of the Investment for impairment (the “Error”) as required by the Accounting Guidance. The Investment was purchased in 2008 and was primarily designed to provide tax credits to the Company over 10 years. The Error resulting from the failure to periodically evaluate the Investment for impairment totaled $2,110,000 cumulatively and should have been recorded in years ending December 31, 2018 and earlier.

As part of the Review, the Company’s management prepared an analysis relating to the potential impairment of the Investment. The analysis was prepared in accordance with the guidance set forth in Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin 99, Materiality, and SEC Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financials (collectively, “SEC Guidance”). In reliance upon management’s analysis prepared as part of the Review, the Audit Committee of the Company concluded that the Error did not create any material misstatement to previously issued financial statements for any prior periods, the current period or the trend in earnings considering both quantitative and qualitative elements as required by the SEC Guidance. The Audit Committee, in reliance upon management’s analysis and recommendations, also concluded that correcting the cumulative effect of the Error in the current period would result in a material misstatement in the current period. Therefore, a correction of the Error will be reflected in the Company’s previously reported financial information contained in the Quarterly Report on Form 10-Q for the three months ended March 31, 2022. This decision was discussed with the Company’s independent registered public accounting firm, Wipfli, LLP, in connection with the preparation of the Form 10-Q for the three months ended March 31, 2022.

Shareholders’ Equity

Total shareholders’ equity decreased from $92,350,000 at March 31, 2021 to $70,671,000 at March 31, 2022. The decrease is largely attributable to the increase in unrealized losses on the available for sale securities portfolio during the first quarter of 2022 of $19,334,000. These unrealized losses result from interest rate changes. The Company’s risk-based capital ratios remain strong at 21.21% as of March 31, 2022.

About the Company

Founded in 1896, with $939 million in total assets as of March 31, 2022, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the Bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation’s common stock is listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at the Company’s website, www.thepeoples.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

PEOPLES FINANCIAL CORPORATION (In thousands, except per share figures) (Unaudited)

EARNINGS SUMMARY
Three Months Ended March 31,	2022	2021
Net interest income	$4,780	$4,515
Provision for loan losses	25	(4,853)
Non-interest income	1,594	1,510
Non-interest expense	5,462	6,548
Net income	887	4,330
Earnings per share	.19	.89

TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES
Three Months Ended March 31,	2022	2021
Allowance for loan losses, beginning of period	$3,311	$4,426
Recoveries	108	4,584
Charge-offs	(76)	(85)
Provision for loan losses	25	(4,853)
Allowance for loan losses, end of period	$3,368	$4,072

PERFORMANCE RATIOS
March 31,	2022	2021
Return on average assets	0.40%	2.43%
Return on average equity	4.43%	19.66%
Net interest margin	2.42%	2.65%
Efficiency ratio	86%	60%

BALANCE SHEET SUMMARY
March 31,	2022	2021
Total assets	$939,352	$750,165
Loans	241,098	272,273
Securities	488,785	337,049
Other real estate (ORE)	1,010	3,143
Total deposits	846,946	633,759
Shareholders' equity	70,671	92,350
Book value per share	15.11	18.93
Weighted average shares	4,678,186	4,878,557

PERIOD END DATA
March 31,	2022	2021
Allowance for loan losses as a percentage of loans	1.40%	1.50%
Loans past due 90 days and still accruing	40
Nonaccrual loans	574	2,941
Risk Based Capital	21.21%	23.31%